FOR IMMEDIATE RELEASE

Contacts:
Jeff Lambert, Noel Ryan III
Lambert, Edwards & Associates
616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces
Results of Annual Meeting of Shareholders

WARREN, Mich., May 17, 2006 — Asset Acceptance Capital Corp. (NASDAQ: AACC) today announced the results of its annual meeting of shareholders, held on May 16, 2006.

The Company’s shareholders voted to re-elect Jennifer L. Adams, Donald Haider and H. Eugene Lockhart as members of the Company’s nine-member Board of Directors. The newly re-elected directors’ terms are scheduled to expire at the Company’s annual shareholders meeting in 2009 or when a successor is appointed and qualified.

Jennifer L. Adams has been a Director of Asset Acceptance Capital Corp. since 2004. In 1991, Adams joined World Color Press, Inc. as Vice President and General Counsel and remained in a number of capacities until 1999, when she left as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Prior to joining World Color Press, Inc., Adams was an associate with the law firm of Latham & Watkins.

Donald Haider has been a Director of Asset Acceptance Capital Corp. since 2004. Since 1973, Haider has been a Professor of Management at Northwestern University’s Kellogg School of Management. Haider began his academic career in 1971 as a lecturer and assistant professor at New York University and City College of New York and an Assistant Professor at Columbia University. Haider serves on the boards of La Salle National Bank, N.A. and Fender Musical Instruments.

H. Eugene Lockhart has been a Director of Asset Acceptance Capital Corp. since 2004. Since May 2005, Lockhart has been an operating partner in Diamond Castle Holdings. Prior to this, between February 2003 and May 2005, Lockhart was a Venture Partner for Oak Investment Partners. He also served as President and Chief Executive Officer of NewPower Holdings Inc. Prior to NewPower Holdings, Lockhart served as President and Chief Marketing Officer at AT&T and rose to President of Consumer Services. Lockhart also served as President, Global Retail, of Bank of America Corporation and as President and Chief Executive Officer of MasterCard International, Inc. He is a member of the American Institute of Certified Public Accountants and serves as a director of RadioShack Corporation and IMS Health Inc.

In additional business, the shareholders ratified the Company’s selection of Ernst & Young, LLP as the Company’s independent registered public accountants.

About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative to recovering defaulted consumer debt. For more information, please visit www.assetacceptance.com.

Asset Acceptance Capital Corporation: Safe-Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.